UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

BIT DIGITAL INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Hudson Yards, Floor 11

New York, NY 10001

(212) 463-5121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	BTBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Justin Zhu as Senior Vice President of Finance and Chief Accounting Officer

On July 30, 2026, Justin Zhu notified the Board of Directors (the “Board”) of Bit Digital, Inc. (the “Company”) that he would resign as the Company’s Senior Vice President of Finance and Chief Accounting Officer, effective August 1, 2026.

Mr. Zhu’s resignation was a consequence of his being appointed Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of WhiteFiber, Inc. as of August 1, 2026. Mr. Zhu’s transition did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. This transition occurred pursuant to the terms and conditions of the Transition Services Agreement dated July 30, 2025, by and between Bit Digital and WhiteFiber, Inc. which will generally terminate in August 2027.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL INC.

Date: August 3, 2026	By:	/s/ Samir Tabar
Samir Tabar
Chief Executive Officer

2